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                                                                    EXHIBIT 23-C


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 13 on Form S-1 to Registration Statement on Form S-4 for 239,940 shares of Class A Common Stock, $100 Par Value (in units of 60 shares) (Registration No. 333-18397) of our report dated February 22, 2001 (except as to note 2 which is as of July 3, 2001 and note 7 which is as of April 19, 2001) relating to the financial statements and financial statement schedule of TruServ Corporation, which appears in such Registration Statement.





PricewaterhouseCoopers LLP



Chicago, Illinois
October 30, 2001